EXHIBIT 10.1

AMENDED AND RESTATED PROMISSORY NOTE

$5,000,000.00	May 27, 2008
Tacoma, Washington

UNITED FUEL & ENERGY CORPORATION, a Nevada corporation located at 405 Marienfeld, Suite 300, Midland, Texas 79701 (“Maker”), entered into that certain Promissory Note (the “Existing Promissory Note”) in favor of the Greinke Personal Living Trust, Frank P. Greinke, Trustee, (“Holder”) dated April 14, 2008. Maker has requested that Holder agree and, subject to the terms and conditions of this Amended and Restated Promissory Note, Holder has agreed, to entirely amend and restate the Existing Financing Agreement as follows:

FOR VALUE RECEIVED, Maker hereby promises to pay to the order of the Holder on demand and in accordance with the terms hereinafter provided, the lesser of (i) Five Million Dollars ($5,000,000.00), and (ii) the unpaid principal amount of all advances (each, an “Advance”, and collectively, the “Advances”) made by Holder to Maker pursuant to this Note, together with interest on the unpaid principal balance from time to time outstanding at the rate per annum equal to: (i) with respect to the unpaid principal amount of all Advances outstanding for 30 days or less, the one-month London interbank offered rate (“LIBOR”) in effect on the date of this Note plus three and one-half percent (3.50%), simple interest; and (ii) with respect to the unpaid principal amount of all Advances outstanding for more than 30 days, LIBOR in effect on the 30th day following the date of the Advance plus eight and one-half percent (8.50%), simple interest. Maker acknowledges and agrees that Holder shall not be obligated to make any Advance to Maker under this Note and, to the extent Holder makes an Advance under this Note, Holder shall not be obligated to make any additional Advances. In the event Holder makes one or more Advances under this Note, Holder is hereby authorized to record the amount and date of each such Advance, and the information so recorded shall be conclusive and binding upon Maker in the absence of manifest error.

All payments under or pursuant to this Note shall be made in United States Dollars by wire transfer in immediately available funds to an account designated by Holder in writing to Maker.

1.    Payment.

1.1 Payment of Principal and Interest. All principal and accrued but unpaid interest on this Note shall be payable in cash upon the demand of the Holder provided to Maker with at least one (1) business day prior written notice.

1.2 Interest Upon Default. Upon the occurrence of an Event of Default (as defined in Section 2.1), then, to the extent permitted by law, Maker will pay interest to Holder, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of (i) LIBOR in effect on the date of the Event of Default plus eight and one-half percent (8.5%) per annum, and (ii) the maximum applicable legal rate per annum.

1.3 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of California, such payment may be due on the next succeeding business day.

1.4 Transfer. This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by Holder.

1.5 Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

2.    Events of Default; Remedies.

2.1 Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) Maker shall fail to make any payment of principal or interest in cash on the date such principal or interest payment is due hereunder; or

(b) default shall be made in the performance or observance by Maker of any material covenant, condition or agreement contained in this Note (other than as set forth in this clause (b) of this Section 2.1) and such default is not fully cured within ten (10) business days after the occurrence thereof; or

(c) any material representation or warranty made by Maker herein shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

(d) Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of all or a substantial part of his property or assets, (ii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iii) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, or (iv) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing.

2.2 Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, Holder may at any time at its option (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by Maker; provided, however, that upon the occurrence of an Event of Default described in Section 2.1(d), the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, or (b) exercise or otherwise enforce any one or more of Holder’s rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of Holder shall operate as a waiver thereof or otherwise prejudice the right of Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

3.    Prepayment. Maker may prepay this Note in whole or in part at any time; provided, however, that any such prepayment will be applied first to the payment of expenses due under this Note, if any, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

4.    Miscellaneous.

4.1 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the first paragraph of this Note (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

4.2 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

4.3 Headings. Section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments shall be the amounts to be received by Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of Maker (or the performance thereof). Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to Holder and that the remedy at law for any such breach may be inadequate. Therefore, Maker agrees that, in the event of any such breach or threatened breach, Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

4.5 Enforcement Expenses. Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses incurred by Holder in connection with enforcement of Holder’s rights under this Note.

4.6 Binding Effect. The obligations of Maker and Holder set forth herein shall be binding upon the successors, assigns, heirs, administrators and transferees of each such party.

4.7 Amendments. This Note may not be modified or amended in any manner except in writing executed by Maker and Holder.

4.8 Transfer of this Note. With respect to any offer, sale or other disposition of this Note, Holder will give written notice to Maker prior thereto, describing briefly the manner thereof.

4.9 Consent to Jurisdiction. Each of Maker and Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Central District of California, Southern Division, and the courts of the State of California located in Orange County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of Maker and Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof via certified mail, return receipt requested, to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law.

4.10 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

4.11 Maker Waivers. Except as otherwise specifically provided herein, Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals or extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, DO HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE),

ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS NOTE OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.  No delay or omission on the part of Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of Holder, nor shall any waiver by Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

UNITED FUEL & ENERGY CORPORATION, a Nevada corporation

By: /s/ Charles McArthur
Charles McArthur, Chief Executive Officer

Accepted and agreed:

THE GREINKE PERSONAL LIVING TRUST

By: /s/ Frank P. Greinke
Frank P. Greinke, Trustee